EXHIBIT 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

    We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1998 Long Term Incentive Plan, Employee Stock Purchase Plan, Director's Stock Option Plan, and Non-U.S. Stock Purchase Plan of MIPS Technologies, Inc. of our report dated July 16, 1999, with respect to the consolidated financial statements of MIPS Technologies, Inc. included in the Annual Report (Form 10-K) for the year ended June 30, 1999.

                      /s/ Ernst & Young LLP

San Jose, California
September 17, 1999